WEINBERG & COMPANY, P.A.
Certified Public Accountants

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NewGen Technologies, Inc and Subsidiaries


We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated December 27, 2005, relating to the consolidated financial statements of NewGen Technologies, Inc. and Subsidiaries as of September 30, 2005 and for the period from Tune 1, 2005 (inception) through September 30, 2005 which appears in this Registration Statement on Form SB-2. We also consent to the reference to our firm under the caption "Experts".


/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
December 29, 2005